HealthStream Announces Third Quarter 2024 Results Page 1 October 21, 2024	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2024 RESULTS

NASHVILLE, Tenn. (October 21, 2024)— HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today results for the third quarter ended September 30, 2024.

Third Quarter 2024

•	Revenues of $73.1 million in the third quarter of 2024, up 3.9% from $70.3 million in the third quarter of 2023
•	Operating income of $6.5 million in the third quarter of 2024, up 33.6% from $4.9 million in the third quarter of 2023
•	Net income of $5.7 million in the third quarter of 2024, up 48.0% from $3.9 million in the third quarter of 2023
•	Earnings per share (EPS) of $0.19 per share (diluted) in the third quarter of 2024, up from $0.13 per share (diluted) in the third quarter of 2023
•	Adjusted EBITDA[1] of $17.7 million in the third quarter of 2024, up 9.0% from $16.2 million in the third quarter of 2023
•	Board of Directors declared a quarterly cash dividend of $0.028 per share, payable on November 15, 2024 to holders of record on November 4, 2024

Financial Results:

Third Quarter 2024 Compared to Third Quarter 2023

Revenues for the third quarter of 2024 increased by $2.8 million, or 3.9%, to $73.1 million, compared to $70.3 million for the third quarter of 2023. Subscription revenues increased by $2.5 million, or 3.6%, and professional services revenues increased by $0.3 million, or 10.8%, compared to the third quarter of 2023.

Operating income was $6.5 million for the third quarter of 2024, up 33.6% from $4.9 million in the third quarter of 2023. The improvement in operating income was primarily attributable to increased revenues and an increase in capitalized labor associated with software development activities, partially offset by increases in labor costs.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2024 Results Page 2 October 21, 2024

Net income was $5.7 million in the third quarter of 2024, up 48.0% from $3.9 million in the third quarter of 2023, and EPS was $0.19 per share (diluted) in the third quarter of 2024, up from $0.13 per share (diluted) in the third quarter of 2023.

Adjusted EBITDA was $17.7 million for the third quarter of 2024, up 9.0% from $16.2 million in the third quarter of 2023.

At September 30, 2024, the Company had cash and cash equivalents and marketable securities of $94.9 million. The Company does not have any outstanding indebtedness for borrowed money. Capital expenditures incurred during the third quarter of 2024 were $6.9 million.

Year-to-Date 2024 Compared to Year-to-Date 2023

For the nine months ended September 30, 2024, revenues were $217.4 million, an increase of 4.3% over revenues of $208.5 million for the first nine months of 2023. Operating income for the first nine months of 2024 increased by 41.1% to $16.6 million, compared to $11.8 million for the first nine months of 2023. The increase in operating income was primarily attributable to higher revenues and an increase in capitalized labor associated with software development activities. Operating income was also impacted by higher expenses, including software, bad debt related to a customer bankruptcy during the second quarter of 2024, cloud hosting, labor costs, amortization, general marketing, and travel expenses. Net income for the first nine months of 2024 increased to $15.1 million, compared to $10.6 million for the first nine months of 2023. Earnings per share were $0.50 per share (diluted) for the first nine months of 2024, compared to $0.35 per share (diluted) for the first nine months of 2023. Adjusted EBITDA increased by 11.7% to $50.6 million for the first nine months of 2024, compared to $45.3 million for the first nine months of 2023.

Other Business Updates

On October 21, 2024, the Board approved a quarterly cash dividend under the Company's dividend policy of $0.028 per share, payable on November 15, 2024, to holders of record on November 4, 2024.

Financial Outlook for 2024

The Company is updating its guidance for 2024 for certain of the measures set forth below. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2024, see the table included on page nine of this release.

	Full Year 2024 Guidance
	Low		High
Revenue	$290.0	-	$292.0	million

Net Income	$18.5	-	$19.5	million

Adjusted EBITDA[1]	$66.0	-	$67.5	million

Capital Expenditures	$28.0	-	$30.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

2 Previous expected Revenue guidance range was $292.0 to $296.0 million.

3 Previous expected Net Income guidance range was $16.7 to $18.6 million.

4 Previous expected Adjusted EBITDA guidance range was $64.5 to $67.5 million.

HealthStream Announces Third Quarter 2024 Results Page 3 October 21, 2024

The Company’s guidance for 2024 as set forth above reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals, and assumes that general economic conditions, including inflationary pressures, do not deteriorate. This consolidated guidance does not include the impact of any acquisitions that we may complete during 2024, gains or losses from changes in the fair value of minority investments, or impairment of long-lived assets.

Commenting on third quarter 2024 results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, "Our quarterly financial performance showed year-over-year increases in each of the major categories we highlight in our earnings release, which included record quarterly revenues and record adjusted EBITDA. We continue to see competitive benefits emerge from our innovative platform strategy, which we believe is paving the way for increased, long-term value for our customers and shareholders."

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Communications, will be held on Tuesday, October 22, 2024, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/xb3ciqdq. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BIfd60adeb38ad4c6488f94e1c8216c837. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. In addition, as discussed below, for periods ended on or prior to December 31, 2023, adjusted EBITDA excludes the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

As previously disclosed, prior to the Company early adopting ASU 2021-08 effective January 1, 2022, following the completion of any acquisition by the Company, the Company was required to record the acquired deferred revenue at fair value as defined in GAAP, which typically resulted in a write-down of the acquired deferred revenue.  In connection therewith, management determined that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred revenue write-downs associated with fair value accounting for businesses acquired prior to the January 1, 2022 effective date of the Company's adoption of ASU 2021-08 (the “Pre-2022 Acquisitions”) provided useful information to investors because the deferred revenue write-down recognized in periods after any such Pre-2022 Acquisitions could, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance. Following the adoption of ASU 2021-08, contracts acquired in an acquisition completed on or after January 1, 2022 have been measured as if the Company had originated the contract (rather than the contract being measured at fair value) such that, for such acquisitions, the Company no longer records deferred revenue write-downs associated with acquired businesses. With respect to periods ended on or prior to December 31, 2023, the Company has included an adjustment in the calculation of adjusted EBITDA for the impact of deferred revenue write-downs associated with the Pre-2022 Acquisitions consistent with this prior accounting standard, given the ongoing impact of such deferred revenue on our financial results under GAAP over this time period. With respect to periods beginning on and after January 1, 2024, the Company no longer recognizes any deferred revenue write-downs associated with the Pre-2022 Acquisitions under GAAP, and accordingly such deferred revenue write-downs are not an adjustment in connection with the calculation of adjusted EBITDA for periods on and after January 1, 2024.

HealthStream Announces Third Quarter 2024 Results Page 4 October 21, 2024

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 800-521-0574.

HealthStream Announces Third Quarter 2024 Results Page 5 October 21, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues, net	$73,095	$70,339	$217,411	$208,482
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	24,470	23,587	72,825	71,010
Product development	12,100	10,901	36,208	33,610
Sales and marketing	11,497	11,290	34,676	34,324
Other general and administrative expenses	8,457	9,295	26,325	27,223
Depreciation and amortization	10,073	10,403	30,779	30,550
Total operating costs and expenses	66,597	65,476	200,813	196,717

Operating income	6,498	4,863	16,598	11,765

Other income, net	981	590	2,722	1,329

Income before income tax provision	7,479	5,453	19,320	13,094
Income tax provision	1,754	1,586	4,202	2,471
Net income	$5,725	$3,867	$15,118	$10,623

Net income per share:
Basic	$0.19	$0.13	$0.50	$0.35
Diluted	$0.19	$0.13	$0.50	$0.35

Weighted average shares of common stock outstanding:
Basic	30,409	30,683	30,374	30,653
Diluted	30,590	30,769	30,512	30,734
Dividends declared per share	$0.028	$0.025	$0.084	$0.075

HealthStream Announces Third Quarter 2024 Results Page 6 October 21, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$57,489	$40,333
Marketable securities	37,404	30,800
Accounts and unbilled receivables, net	31,676	38,446
Prepaid and other current assets	19,079	20,631
Total current assets	145,648	130,210

Capitalized software development, net	42,472	40,643
Property and equipment, net	11,086	13,005
Operating lease right of use assets, net	18,172	20,114
Goodwill and intangible assets, net	249,108	259,410
Deferred commissions	31,777	31,700
Other assets	4,568	4,860
Total assets	$502,831	$499,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$27,633	$34,738
Deferred revenue	82,939	83,623
Total current liabilities	110,572	118,361
Deferred tax liabilities	15,177	16,132
Deferred revenue, noncurrent	1,671	2,169
Operating lease liability, noncurrent	17,944	20,247
Other long-term liabilities	1,986	2,281
Total liabilities	147,350	159,190

Shareholders’ equity:
Common stock	251,428	249,075
Accumulated other comprehensive loss	(884)	(691)
Retained earnings	104,937	92,368
Total shareholders’ equity	355,481	340,752
Total liabilities and shareholders' equity	$502,831	$499,942

HealthStream Announces Third Quarter 2024 Results Page 7 October 21, 2024

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2024	2023
Operating activities:
Net income	$15,118	$10,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,779	30,550
Stock-based compensation	3,285	3,076
Amortization of deferred commissions	9,060	8,467
Deferred income taxes	(960)	(2,634)
Provision for credit losses	2,027	675
Loss on equity method investments	150	330
Change in fair value of non-marketable equity investments	—	(45)
Other	(1,205)	(603)
Changes in assets and liabilities:
Accounts and unbilled receivables	4,744	7,230
Prepaid and other assets	(8,210)	(11,748)
Accounts payable, accrued, and other liabilities	(7,105)	683
Deferred revenue	(1,183)	3,554
Net cash provided by operating activities	46,500	50,158

Investing activities:
Business combinations, net of cash acquired	—	(6,621)
Changes in marketable securities	(5,361)	(19,235)
Proceeds from sale of non-marketable equity investments	765	45
Purchases of property and equipment	(1,198)	(1,854)
Payments associated with capitalized software development	(20,107)	(19,552)
Net cash used in investing activities	(25,901)	(47,217)

Financing activities:
Taxes paid related to net settlement of equity awards	(932)	(817)
Repurchases of common stock	—	(1,648)
Payment of cash dividends	(2,551)	(2,301)
Net cash used in financing activities	(3,483)	(4,766)

Effect of exchange rate changes on cash and cash equivalents	40	(75)
Net increase (decrease) in cash and cash equivalents	17,156	(1,900)
Cash and cash equivalents at beginning of period	40,333	46,023
Cash and cash equivalents at end of period	$57,489	$44,123

HealthStream Announces Third Quarter 2024 Results Page 8 October 21, 2024

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income	$5,725	$3,867	$15,118	$10,623
Deferred revenue write-down	—	30	—	128
Interest income	(1,007)	(667)	(2,856)	(1,580)
Interest expense	26	33	75	99
Income tax provision	1,754	1,586	4,202	2,471
Stock-based compensation expense	1,131	1,038	3,285	3,076
Depreciation and amortization	10,073	10,403	30,779	30,550
Change in fair value of non-marketable equity investments	—	(45)	—	(45)
Adjusted EBITDA	$17,702	$16,245	$50,603	$45,322

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Third Quarter 2024 Results Page 9 October 21, 2024

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2024

(In thousands)

(Unaudited)

	Low	High
Net income	$18,500	$19,500
Interest income	(3,700)	(3,800)
Interest expense	100	100
Income tax provision	5,400	5,700
Stock-based compensation expense	4,400	4,500
Depreciation and amortization	41,300	41,500
Adjusted EBITDA	$66,000	$67,500

HealthStream Announces Third Quarter 2024 Results Page 10 October 21, 2024

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2024 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, inflationary conditions, geopolitical instability (including as the result of the Russia/Ukraine conflict, the conflict in the Middle East, and the potential expansion of such conflicts), legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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